UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of Registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York	10019
(Address of principal executive offices)	(Zip code)

(212) 231-1000
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On June 2, 2011, Macquarie Infrastructure Company LLC (the “Company”) held its annual meeting of shareholders. A brief description of each matter voted upon at the annual meeting, including the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter follows. Of the total 45,851,527 LLC interests outstanding as of the record date of April 4, 2011 that were entitled to vote, 38,035,471 LLC interests were represented at the meeting, either in person or by proxy.

The matters voted upon and the results of the vote at the annual meeting of shareholders were as follows:

Proposal 1 – Election of Independent Directors: The Company’s shareholders voted to elect the following individuals as independent directors to serve for a one-year term with the votes shown:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Norman H. Brown, Jr.	26,023,288	122,495	11,889,688

George W. Carmany, III	26,018,218	127,565	11,889,688

William H. Webb	26,011,858	133,925	11,889,688

Proposal 2 – Ratification of Selection of Independent Auditor The Company’s shareholders ratified the audit committee’s selection of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011 with the votes shown:

Votes For	Votes Against	Abstentions
37,828,401	139,578	67,492

Proposal 3 – Advisory Resolution on Executive Compensation

Votes For	Votes Against	Abstentions
24,995,232	582,059	568,492

Proposal 4 – Advisory vote on the Frequency of Future Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Four Years

25,127,572	121,264	426,741	470,741

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 3, 2011

MACQUARIE INFRASTRUCTURE
COMPANY LLC

		By:	/s/ James Hooke
			Name:	James Hooke
			Title:	Chief Executive Officer